SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2010

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)

4000 Smith Road Cincinnati, Ohio (Address of principal executive offices)		45209 (Zip Code)

Registrant’s telephone number, including area code:  (513) 979-5837

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K	First Financial Bancorp.

Item 8.01     Other Events.

On February 24, 2010, First Financial Bancorp. (the “Company”) repurchased all 80,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, without par value and a liquidation preference of $1,000 per share (the “Preferred Stock”), that it issued and sold to the United States Department of the Treasury (the “U.S. Treasury”) on December 23, 2008 as part of the U.S. Treasury’s Troubled Asset Relief Program Capital Purchase Program.  The Company paid the U.S. Treasury a repurchase price of $80,100,000, which equals the full $80,000,000 liquidation amount of the Preferred Stock plus $100,000 with respect to accrued but unpaid dividends through the date of the repurchase.  On February 24, 2010 the Company issued a press release announcing the repurchase transaction, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press Release dated February 24, 2010.

FORM 8-K	First Financial Bancorp.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President
Chief Financial Officer

Date:   February 24, 2010

FORM 8-K	First Financial Bancorp.

Exhibit Index

Exhibit No.                   Description
99.1                                Press Release dated February 24, 2010.